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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                                July 19 , 2001
                                --------------
                      (Date of earliest event reported)




                        CAPTEC NET LEASE REALTY, INC.
            (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                       1045281                38-3368333
(State of Other Jurisdiction      (Commission File No.)      (I.R.S. Employer
     of Incorporation)                                     Identification No.)



 24 FRANK LLOYD WRIGHT DRIVE, LOBBY L, FOURTH FLOOR, ANN ARBOR MICHIGAN 48106
                   (Address of Principal Executive Offices)



                                (734) 994-5505
                       (Registrant's Telephone Number)



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         ITEM 5.

         OTHER EVENTS.

                  On July 20, 2001 Captec Net Lease Realty, Inc. ("Captec") was notified that a lawsuit had been filed against the Company in the Court of Chancery of the State of Delaware in and for New Castle County on July 19, 2001. The following is intended as a summary of this action and is qualified in its entirety by reference to the complaint filed in this action. The complaint is attached hereto as Exhibit 99.1, and is incorporated herein by reference.


                  a. Bailey, et al. v. Beach, et al., C.A. 19008 NC (Court of Chancery of the State of Delaware in and for New Castle County

A complaint was filed by John Bailey and William Steiner, both of whom are allegedly stockholders of Captec, individually and on behalf of an alleged class consisting of the public stockholders of Captec, other than the defendants and any person related to or affiliated with the defendants, against Captec and each of Captec's directors individually in the Court of Chancery of the State of Delaware in and for New Castle County. Neither Captec nor the individual defendants named in the complaint have been served with a summons for this action as of July 24, 2001. The allegations of the complaint arise from a July 1, 2001 Agreement and Plan of Merger (the "Merger Agreement") between Captec and Commercial Net Lease Realty, Inc. ("CNL") which provides for the merger of Captec with and into CNL with CNL as the surviving corporation (the "Merger"). The complaint alleges, among other things, that the Merger is unfair to Captec's stockholders and that the defendants breached fiduciary duties owed to plaintiffs and the alleged class by entering into the Merger. The complaint alleges that as part of the Merger, Patrick L. Beach, Captec's Chairman, President and Chief Executive Officer, will enter into an asset purchase agreement, by which, Mr. Beach will acquire certain non-real estate assets of Captec (the "Asset Purchase) at far less than their actual value. The complaint also alleges that the merger consideration to be paid to Captec stockholders is unfair and inadequate because the exchange rate of Captec common stock shares for CNL common and preferred stock shares places no limit on the movement of CNL stock, thus subjecting Captec's stockholders to potentially declining per share values. The complaint further alleges that the alleged class will be irreparably damaged if the Merger is consummated. The complaint seeks a declaration that the suit is properly maintainable as a class action and that the defendants breached their fiduciary duties to plaintiffs and other members of the alleged class. The complaint further seeks a preliminary and permanent injunction against the defendants and their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with or implementing the Merger. In the event that the Merger is consummated, the complaint seeks an order rescinding the Merger or, alternatively, awarding rescissory damages. The complaint also seeks for the defendants to account to the alleged class for all the damages the plaintiffs and the alleged class have suffered as a result of defendants actions with interest; awarding plaintiffs and the alleged class the costs and disbursements of the action as well as reasonable allowances for plaintiffs' counsel and experts' fees and such other relief as the court deems just and proper. Captec believes the request for class certification and the claims are without merit and intends to defend vigorously against the action.

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         ITEM 7.

         EXHIBITS.


EXHIBIT NO.

99.1     Complaint in Bailey, et al. v. Beach, et al., Del. Ch. C.A. No 19008
         NC


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2001

                                 /s/ W. Ross Martin
                                 ------------------
                                 Captec Net Lease Realty, Inc.
                                 W. Ross Martin Executive Vice President and
                                 Chief Financial Officer